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                                             EXHIBIT 24


                        POWER OF ATTORNEY
                        -----------------


      Each of the undersigned directors of New England Electric System
  (the "Company"), individually as a director of the Company, hereby constitutes and appoints John G. Cochrane, Gregory A. Hale, and Geraldine
  M. Zipser, individually, as attorney-in-fact to execute on behalf of the undersigned the Company's annual report on Form 10-K for the year ended December 31, 1998, to be filed with the Securities and Exchange Commission, and to execute any appropriate amendment or amendments thereto as may be required by law.

  Dated this 23rd day of February, 1999.

  s/Joan T. Bok                                             s/William M. Bulger
  ________________________            _________________________
  Joan T. Bok                         William M. Bulger


  s/Alfred D. Houston                 s/Paul L. Joskow
  _________________________           _________________________
  Alfred D. Houston                                         Paul L. Joskow


  s/John M. Kucharski                 s/Edward H. Ladd
  _________________________           _________________________
  John M. Kucharski                                         Edward H. Ladd


  s/Joshua A. McClure                 s/George M. Sage
  _________________________           _________________________
   Joshua A. McClure                                        George M. Sage


  s/Richard P. Sergel                 s/Charles E. Soule
  _________________________           _________________________
  Richard P. Sergel                                         Charles E. Soule


  s/Anne Wexler                                             s/James Q. Wilson
  _________________________           _________________________
  Anne Wexler                         James Q. Wilson


  s/James R. Winoker
  _________________________
  James R. Winoker